                                                                   EXHIBIT 12.6

                        GRANITE BROADCASTING CORPORATION
                COMPUTATION OF RATIO OF LONG-TERM DEBT TO EBITDA
                          (In thousands except ratios)


                                                                                                       Pro Forma
                                                           Years ended December 31,                  Latest Twelve
                                       -----------------------------------------------------------   Months Ended
                                                                                           1996        March 31,
                                         1992      1993      1994      1995      1996    Pro Forma       1997
                                       -------   -------   -------   -------   --------   --------     --------
Operating income                       $ 7,170   $ 7,454   $15,355   $28,895   $ 35,748   $ 43,462     $ 41,403

Add:  Depreciation                       2,279     2,398     3,420     4,514      6,144      6,425        6,586
      Amortization                       3,678     3,359     3,873     7,592      9,737     14,071       14,600
      Non-cash compensation expense                  123       282       363        496        496          574
                                       -------   -------   -------   -------   --------   --------     --------
EBITDA                                  13,127    13,334    22,930    41,364     52,125     64,454       63,163
Total long-term debt                    99,315    97,750    95,000   341,000    351,561    378,961      373,746
                                       -------   -------   -------   -------   --------   --------     --------

Ratio of long-term debt to EBITDA         7.57x     7.33x     4.14x     8.24x      6.74x      5.88x        5.92x
                                       =======   =======   =======   =======   ========   ========     ========